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                                                                  Exhibit 23.17
                                                                        (LOGO)
                                                                       ANDERSEN


Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 filed on February 5, 2002 as amended, Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated February 19, 2001 (dual dated June 19, 2001) relating to the financial statements of Companhia Siderurgica Nacional, translated into US Dollars, for the years ended December 31, 2000 and 1999, prepared in conformity with generally accepted principles in the United States which appears in such Registration Statement.




/s/ Arthur Andersen S/C






Rio de Janeiro, Brazil
February 25, 2002